EXHIBIT 23(a)


          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Intermet Corporation (Form S-8 Nos. 33-57665, 33-58354, 33-58352 and 33-59011) pertaining to 50,000 shares of
Intermet Corporation common stock, the Intermet Corporation Directors Stock Option Plan, and the Intermet Corporation Key Individual Stock Option Plan and the Intermet Corporation Executive Stock Option and Incentive Award Plan, respectively, of our report dated November 7, 1995 except for Note 6 which is dated November 15, 1995 and Note 7 which is dated January 5, 1996, with respect to the Statement of Tangible Assets Sold as of December 31, 1994 and the related Statements of Revenues and Expenditures for the year then ended of the Aluminum Division of Robinson Foundry, Inc. included in the Current Report (Form 8-K and related 8-K/A) with respect to an event dated November 15, 1995.


/s/ Wilson, Price, Barranco & Bilingsley, P.C.

WILSON, PRICE, BARRANCO & BILLINGSLEY, P.C.



Montgomery, Alabama

January 26, 1996